UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2005

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Technical Olympic USA, Inc. (the "Company") is hereby filing the forms of Director Non-Qualified Stock Option Agreement and Director Restricted Stock Grant Agreement pursuant to which outside directors of the Company receive the equity grant portion of their director compensation.

The Director Non-Qualified Stock Option Agreement grants the respective director an option to purchase a specified number of shares of the Company's common stock at the exercise price specified therein, in accordance with the terms and conditions of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan, as amended. The terms and conditions of the Form of Director Non-Qualified Stock Option Agreement filed as Exhibit 10.26 to this Form 8-K are hereby incorporated by reference herein.

The Director Restricted Stock Grant Agreement grants the respective director the number of shares of restricted common stock of the Company specified therein, in accordance with the terms and conditions of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan, as amended. The terms and conditions of the Form of Director Restricted Stock Grant Agreement filed as Exhibit 10.27 to this Form 8-K are hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.26 Form of Director Non-Qualified Stock Option Agreement.
10.27 Form of Director Restricted Stock Grant Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

March 3, 2005	By:	Beatriz L. Koltis

Name: Beatriz L. Koltis
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.26	Form of Director Non-Qualified Stock Option Agreement
10.27	Form of Director Restricted Stock Grant Agreement